UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024

Outset Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39513	20-0514392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3052 Orchard Dr., San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (669) 231-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2024, Jim Hinrichs, a member of the Board of Directors (the “Board”) of Outset Medical, Inc. (the “Company”), notified the Company of his decision to resign from the Board and his role as Audit Committee Chair, effective immediately. Mr. Hinrichs is resigning in connection with a significant affiliation with Vantive, a new standalone company to be formed by Baxter International, Inc.’s spin-off of its kidney care business pursuant to a recently-announced definitive agreement. His resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Following Mr. Hinrichs’ resignation, effective August 15, 2024, the Board approved a decrease in the size of the Board from eight (8) directors to seven (7) directors, and appointed Patrick T. Hackett, who has served on the Board since 2019 and is a member of the Audit Committee, as Audit Committee Chair to fill the vacancy created by Mr. Hinrichs’ departure from the position. The Board also determined that Mr. Hackett qualifies as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended. In addition, the Board approved transitioning the role of Nominating and Corporate Governance Committee Chair from Mr. Hackett to Karen Drexler, effective August 15, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Outset Medical, Inc.

Date: August 16, 2024	By:	/s/ John Brottem
John Brottem
General Counsel